UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road
Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of MAKO Surgical Corp. (the “Company”) approved the establishment of a 2012 MAKOplasty Bonus Plan for Ivan Delevic, the Company’s Senior Vice President of Marketing, which was entered into between the Company and Mr. Delevic (the “2012 Delevic Bonus Plan”).

In consideration for Mr. Delevic having assumed the responsibility for the MAKOplasty® sales function as Senior Vice President of Marketing following the departure of the Company’s former Senior Vice President of Sales & Marketing, the 2012 Delevic Bonus Plan provides for an initial $50,000 bonus, payable in cash following the effective date of the 2012 Delevic Bonus Plan. In addition, in the event that the annual procedure volume goals set forth in Mr. Delevic’s 2012 Metric Scorecard are achieved on or before December 31, 2012, Mr. Delevic will receive an additional cash bonus in an amount up to $100,000.

Any bonus award distributed to Mr. Delevic under the 2012 Delevic Bonus Plan will be in addition to any bonus that Mr. Delevic is eligible to earn under the Company’s 2012 Leadership Cash Bonus Plan, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2012.

The foregoing description of the terms and conditions of the 2012 Delevic Bonus Plan is qualified in its entirety by reference to the 2012 Delevic Bonus Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	2012 MAKOplasty Bonus Plan for Ivan Delevic

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: October 3, 2012	By:	/s/ Fritz L. LaPorte
Fritz L. LaPorte, Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	2012 MAKOplasty Bonus Plan for Ivan Delevic